Exhibit 99.3

TRI-STATES NGL PIPELINE, L.L.C.

Exhibit 99.3

Report of Independent Auditors

The Management Committee and Members
Tri-States NGL Pipeline, L.L.C.

We have audited the accompanying financial statements of Tri-States NGL Pipeline, L.L.C., which comprise the balance sheet as of December 31, 2015, and the related statements of income, changes in members’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tri-States NGL Pipeline, L.L.C. at December 31, 2015, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Chicago, Illinois

June 29, 2016

Exhibit 99.3

TRI-STATES NGL PIPELINE, L.L.C.
BALANCE SHEETS
(in thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$2,954	$5,066
Accounts receivable - third parties	3,687	1,177
Accounts receivable - affiliates	1,936	2,949
Prepaid expenses and other assets	88	131
Total current assets	8,665	9,323
Pipelines and equipment, net	126,264	127,705
Total assets	$134,929	$137,028

LIABILITIES AND MEMBERS' EQUITY:
Current liabilities:
Accounts payable - third parties	95	1
Accounts payable - affiliates	—	346
Accrued Liabilities	1,359	2,373
Total current liabilities	1,454	2,720

Members' equity:
Members' equity	133,475	134,308
Total liabilities and members' equity	$134,929	$137,028

The accompanying notes are an integral part of these financial statements.

Exhibit 99.3

TRI-STATES NGL PIPELINE, L.L.C.
STATEMENTS OF INCOME
(in thousands)

	Three Months ended March 31,		Year Ended December 31, 2015
	2016	2015
	(unaudited)

Revenue:
Affiliates	$9,341	$4,508	$26,084
Third parties	2,003	2,520	10,504
Total revenue	11,344	7,028	36,588

Costs and expenses:
Operating and maintenance expenses	781	1,011	3,542
General and administrative expenses	505	494	1,793
Taxes - other than income taxes	700	759	3,265
Depreciation expense	1,431	1,416	5,663
Total costs and expenses	3,417	3,680	14,263

Net income	$7,927	$3,348	$22,325

The accompanying notes are an integral part of these financial statements.

Exhibit 99.3

TRI-STATES NGL PIPELINE, L.L.C.
STATEMENTS OF CHANGES IN MEMBERS' EQUITY
(in thousands)

	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	TOTAL MEMBERS' EQUITY
Balance at January 1, 2015	$125,781	$11,925	$137,706
Net income	—	22,325	22,325
Member contributions	677	—	677
Distributions to members	(26,400)	—	(26,400)
Balance at December 31, 2015	100,058	34,250	134,308
Net income (unaudited)	—	7,927	7,927
Distributions to members (unaudited)	(8,760)	—	(8,760)
Balance at March 31, 2016 (unaudited)	$91,298	$42,177	$133,475

The accompanying notes are an integral part of these financial statements.

Exhibit 99.3

TRI-STATES NGL PIPELINE, L.L.C.
STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended March 31,		Year ended December 31, 2015
	2016	2015
	(unaudited)
Operating activities
Net income	$7,927	$3,348	$22,325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,431	1,416	5,663
Changes in operating assets and liabilities:
Accounts receivable - third parties	(2,510)	(595)	(258)
Accounts receivable - affiliates	1,013	(293)	(1,371)
Prepayments and other assets	43	50	48
Accounts payable - third parties	94	(854)	(553)
Accounts payable - affiliates	(346)	(389)	(469)
Accrued liabilities	(656)	(444)	171
Net cash provided by operating activities	6,996	2,239	25,556
Investing activities:
Capital expenditures	(348)	(70)	(681)
Net cash used in investing activities	(348)	(70)	(681)
Financing activities:
Distributions paid to members	(8,760)	(5,000)	(26,400)
Members' contributions	—	—	677
Net cash used by financing activities	(8,760)	(5,000)	(25,723)
Decrease in cash and cash equivalents	(2,112)	(2,831)	(848)
Cash and cash equivalents at beginning of period	5,066	5,914	5,914
Cash and cash equivalents at end of period	$2,954	$3,083	$5,066

Supplemental disclosure of noncash flow information
Capital expenditures included in accrued liabilities	$95	$31	$389

The accompanying notes are an integral part of these financial statements.

Exhibit 99.3

TRI-STATES NGL PIPELINE, L.L.C.
NOTES TO FINANCIAL STATEMENTS

1.	Organization and Nature of Business

Tri-States NGL Pipeline, L.L.C. (Tri-States or the Company) was organized in 1998, for the purpose of constructing a pipeline and providing petroleum products transportation, including natural gas liquids (NGL), from Mobile Bay, Alabama, to Kenner, Louisiana. Tri-States is a Delaware limited liability corporation formed by Amoco Tri-States NGL Pipeline Company; Enterprise NGL Pipelines, L.L.C.; Enterprise Products Operating L.P.; and DCP Midstream, L.P., which sold its partnership interest on October 29, 2008. Amoco Tri-States NGL Pipeline Company sold its interest to Emerald Midstream, LLC ("Emerald"), an affiliate of ArcLight Capital Partners, LLC, effective March 31, 2016. Emerald sold its interest to American Midstream Emerald, LLC ("American Midstream"), effective on April 25, 2016. Tri-States began operations on April 6, 1999, and the Company will continue its operations until a certificate of cancellation is filed with the Secretary of State of Delaware, in accordance with the limited liability company agreement. As Tri-States is a limited liability corporation, no member is liable for the debts, obligation or liabilities of the Company, including under a judgment decree or order of a court.
Contributions and distributions, as well as profits and losses, are required to be allocated among the members on a pro rata basis, in accordance with their respective interests. On September 16, 2009, the Company’s pipeline system was expanded to connect with the Chevron Pascagoula refinery. Amoco Tri-States NGL Pipeline Company operates the Chevron pipeline connection; however, it did not participate in the expansion and, therefore, does not have an equity interest. The interest in the Chevron refinery connection is split among the other members as follows: Enterprise NGL Pipelines, L.L.C. - 40%; Enterprise Products Operating L.P. - 60%. Contributions and distributions related to the Chevron interest, as well as profits and losses, are required to be allocated among the participating members on a pro rata basis, in accordance with their respective interests.
The Company’s operations include the transportation, pumping, and metering of demethanized mix products. Tariff charges for pipeline operations are made on account to shippers who are engaged in energy or energy-related businesses. The tariff rates, shipping regulations, and other practices of Tri-States are subject to regulation by the Federal Energy Regulatory Commission (FERC) pursuant to the provisions of the Interstate Commerce Act applicable to interstate common carrier petroleum and petroleum products pipelines. These statutes require the filing of reasonable and non-discriminatory tariff rates and subject Tri-States to certain other regulations concerning its terms and conditions of service.
Operating Agreement
Pursuant to an operating agreement dated February 1, 2003 (the Operating Agreement) between the Company and BP Pipelines (North America), Inc. (BP Pipelines), an affiliate of Amoco Tri-States NGL Pipeline Company, BP Pipelines serves as operator of the pipeline and provides operating, maintenance and repair, administrative, marketing, construction and other services related to the business and affairs of the Company.

2.	Summary of Significant Accounting Policies

Revenue Recognition and Accounts Receivable
The Company recognizes revenue when there is a persuasive evidence of an arrangement, the sales price is fixed or terminable, services are rendered, and the collection of the resultant receivable is probable. Revenue for the transportation of natural gas liquids is recognized based on volumes received into the pipeline and delivered in accordance with contractual terms at the time the transportation services are delivered.
In the course of providing transportation services to customers, the Company may receive different quantities of natural gas liquids from shippers than the quantities delivered on behalf of those shippers. In addition, the Company may deliver different component natural gas liquids to shippers than the component natural gas liquids received from the shipper. The monthly settlement of the gain or loss transactions and component imbalances are administered by BP Pipelines, as operator of the pipeline, as outlined in the FERC tariff statements provided to the shippers. The Company records the gain or loss transactions and component imbalances for each shipper on a gross basis in accounts receivable or accounts payable, as appropriate.
The Company grants credit to the majority of its customers. It is not the policy of the Company to require collateral from its customers in order to provide credit. On a periodic basis, the Company evaluates its accounts receivable and establishes the

Exhibit 99.3

2.	Summary of Significant Accounting Policies (continued)

allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, as well as the Company’s history of write-offs and collections. The Company’s policy is generally to not charge interest on trade receivables after the invoice becomes past due. A receivable is considered past due if payments have not been received by the due date listed on the invoice terms. Write-offs, if any, are recorded against the allowance for doubtful accounts when all reasonable efforts for collection have been exhausted.
Economic Dependence
The Company is dependent upon its members or their affiliates for a significant portion of its revenue.
Cash and Cash Equivalents
Cash and cash equivalents consist of all cash balances and highly liquid investments having an original maturity of three months or less when purchased.
Pipelines and Equipment
Pipelines and equipment are recorded at historical cost, less accumulated depreciation and impairment losses, if any. Pipelines and equipment consist primarily of line pipe, equipment, rights of way and other pipeline construction. Additions and improvements that expand the productive capacity or extend the useful life of the assets are capitalized. Expenditures for maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method at an annual rate based upon the assets’ estimated useful lives.
Impairment of Long-Lived Assets
Carrying amounts of long-lived assets are reviewed for impairment when events or circumstances indicate that such carrying amounts may not be recoverable. Assets that are to be held and used with recorded values that are not expected to be recovered through future cash flows are written down to current fair value. Fair value is generally determined based on estimated discounted future net cash flows. Assets that are held for sale are reported at the lower of the carrying amount or fair value.
Financial Instruments
The Company’s financial instruments consist of cash equivalents, accounts receivable and accounts payable. The carrying amounts of these items approximate fair value. The fair value of cash equivalents is determined based upon quoted market prices (see Note 6).
Fair Value Measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Hierarchy Levels 1, 2 or 3 are terms for the priority of inputs to valuation techniques used to measure fair value. Hierarchy Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Hierarchy Level 2 inputs are inputs other than quoted prices included within Level 1 that are directly or indirectly observable for the asset or liability. Hierarchy Level 3 inputs are inputs that are not observable in the market. The three levels of the fair value hierarchy are described as follows:

•	Level 1 - Quoted market prices in active markets for identical assets or liabilities.

•	Level 2 - Inputs other than Level 1 inputs that are either directly or indirectly observable

•	Level 3 - Unobservable inputs developed using estimates and assumptions developed by the Company, which reflect those that a market participant would use.

Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

Exhibit 99.3

Income Taxes
The Company is treated as a partnership under the provisions of the United States Internal Revenue Code. Accordingly, the accompanying financial statements do not reflect a provision for income taxes, as the results of operations and related credits and deductions will be passed through to and taken into account by its members in computing their respective income taxes.
Asset Retirement Obligations
The Company has certain asset retirement obligations (ARO) related to its pipeline transmission assets. However, the Company is unable to reasonably estimate the fair value of its ARO due to the fact that the related assets have indeterminate useful lives that preclude the development of assumptions about the potential timing of settlement dates. Such obligations will be recognized in the period in which sufficient information exists to reasonably estimate the settlement dates.
Environmental Liabilities
Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. These liabilities are not reduced by possible recoveries from third parties. Projected cash expenditures are presented on an undiscounted basis. At March 31, 2016 (unaudited) and December 31, 2015 no amounts were recorded by the Company or necessary for environmental liabilities.
3. Accounting Standards Issued and Not Yet Adopted
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers. This accounting standard supersedes all existing GAAP revenue recognition guidance. Under ASU 2014-09, a company will recognize revenue when it transfers the control of promised goods or services to customers in an amount that reflects the consideration which the company expects to collect in exchange for those goods or services. ASU 2014-09 will require additional disclosures in the notes to the financial statements and was initially effective for annual reporting periods beginning after December 15, 2017 for nonpublic companies. In July 2015, the FASB deferred the effective date of this ASU for one year. The Company is evaluating the impact of ASU 2014-09; an estimate of the impact to the financial statements cannot be made at this time.
In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which requires management of the entity to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern. This ASU is effective for the annual reporting period ending after December 15, 2016, with early adoption permitted. The impact of this standard will be dependent on the Company’s financial condition and expected operating outlook at the time of adoption.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842): Amendments to the FASB Accounting Standards Codification, which, among other things, requires lessees to recognize most leases on their balance sheets related to the rights and obligations created by those leases. The new standard also requires new disclosures to assist financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The new standard becomes effective for nonpublic companies on January 1, 2020. Early adoption is permitted. This standard should be applied under a modified retrospective approach. The Company is evaluating the effect of ASU 2016-02; an estimate of the impact to the financial statements cannot be made at this time.

Exhibit 99.3

4. Pipelines and Equipment
Pipelines and equipment at March 31, 2016 (unaudited) and December 31, 2015 consist of the following (in thousands):

	March 31, 2016	December 31, 2015
	(unaudited)
Rights-of-way	$28,083	$28,083
Line pipe, fittings and construction	139,507	138,999
Pumping and station equipment	9,022	9,022
Buildings	1,039	1,039
Other property	2,972	2,972
Construction work-in-progress	418	936
	181,041	181,051
Less accumulated depreciation	(54,777)	(53,346)
	$126,264	$127,705

Total depreciation expense was $1.4 million (unaudited) and $1.4 million (unaudited) for the three months ended March 31, 2016 and 2015, respectively, and $5.7 million for the year ended December 31, 2015.
5. Related-Party Transactions
A significant portion of the Company’s operations are with related parties. Transportation revenues of $9.2 million (unaudited) and $4.6 million (unaudited) during the three months ended March 31, 2016, and 2015, respectively, and of $26.1 million during the year ended December 31, 2015 were earned from transporting products for related parties. The Company had receivables due from members and their affiliates of $1.9 million (unaudited) and $2.9 million at March 31, 2016 and December 31, 2015, respectively, for transportation services provided.
As operator of the Company, BP Pipelines provides all personnel and services, as well as certain control, data collection, and monitoring functions related to operating the Company’s pipeline systems (see Note 1).
In accordance with the terms of the Operating Agreement, BP Pipelines was paid a management fee for costs and expenses allocated to and incurred on behalf of the Company of $0.4 million (unaudited) and $0.4 million (unaudited) for the three months ended March 31, 2016 and 2015, respectively, and $1.4 million for the year ended December 31, 2015. These amounts are included in general and administrative expenses in the accompanying statements of income. This expense covers the costs of executive management, administrative and planning, accounting, non-project engineering and technical services, logistics, general services, human resources, purchasing, financial services, tariff administration, property management, information systems and computing, product movement, health, environmental, and safety, and certain legal services incurred by BP Pipelines or its affiliates. The charge also covers the expenses applicable to such personnel and those functions, such as office space rental, general stationery, printing and office supplies. At March 31, 2016 and December 31, 2015, the Company had payables due to related parties of zero (unaudited) and $0.3 million, respectively.
6. Fair Value Measurement
The Company uses fair value to measure certain of its assets and liabilities in its financial statements. Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). The Company categorizes the fair value of its financial assets and liabilities according to the hierarchy established by the FASB, which prioritizes the inputs to valuation techniques used to measure fair value. The Company also considers counterparty credit risk in its assessment.

At March 31, 2016 and December 31, 2015, the fair value of the Company’s financial assets and liabilities is classified in one of three categories, as follows (in thousands):

Exhibit 99.3

6. Fair Value Measurement (continued)

	Level 1	Level 2	Level 3	Total
March 31, 2016
Overnight cash investments (unaudited)	$4,430	$—	$—	$4,430
	$4,430	$—	$—	$4,430

	Level 1	Level 2	Level 3	Total
December 31, 2015
Overnight cash investments	$5,089	$—	$—	$5,089
	$5,089	$—	$—	$5,089

Reconciling items exist between the overnight cash investments total and the cash and cash equivalents line item on the balance sheets. The fair value of the Company’s financial instruments in Level 1 are cash and cash equivalents and, therefore, do not require significant judgment by management.
7. Subsequent Events

Amoco Tri-States NGL Pipeline Company has sold its 16 2/3% partnership interest to Emerald Midstream, LLC, an affiliate of ArcLight Capital Partners, LLC effective March 31, 2016.
The Company evaluated and disclosed subsequent events through June 29, 2016, the date these financial statements were available to be issued.